                                                                   Exhibit C
                                                                      to
                                                                Amendment No. 1
                                                                      to
                                                                   Purchase
                                                                   Agreement

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

          THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of January 31, 2002 (this "Agreement"), by and between SONIC FOUNDRY, INC., a Maryland corporation (the "Company"), and OMICRON PARTNERS, L.P., a Bahamas limited partnership ("Omicron") amends and restates the REGISTRATION RIGHTS AGREEMENT, dated as of January 25, 2002, by and between the Company and Omicron (the "Original Registration Rights Agreement").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, in connection with the Purchase Agreement (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein), the Company has agreed to provide certain registration rights under the 1933 Act and applicable state securities laws with respect to the Registrable Securities issuable pursuant to the securities issued pursuant to the Purchase Agreement;

          WHEREAS, the Company and Omicron have heretofore executed and delivered, one to the other, the Original Registration Rights Agreement; and

          WHEREAS, the Company and Omicron wish to amend and restate the Original Registration Rights Agreement upon the terms provided in this Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

          1.   DEFINITIONS.

          (a) As used in this Agreement, the terms "Agreement", "Company", "Omicron" and "Original Registration Rights Agreement" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

          (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

          (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Additional Registrable Securities" means any shares of Common Stock which are included within the definition of Registrable Securities but not included in any Registration Statement filed pursuant to Section 2(a)(i) below.

          "Allowed Delay" shall have the meaning provided in Section 2(c)(ii).

          "Amendment" means Amendment No. 1 to Purchase Agreement, dated as of January 31, 2002, by and between the Company and Omicron.

          "Approved Market" shall have the meaning provided in Section 2(c)(i).

          "Availability Date" shall have the meanings provided in Section 3(l).

          "Blackout Period" shall have the meaning provided in Section 2(c)(i). "Common Stock" means the Common Stock, par value $.001 per share, of the Company.

          "Computed Market Price" means on any date 92% of the Market Price on such date.

          "Conversion Price" shall have the meaning provided in the Note.

          "Initial Registrable Securities Amount" shall have the meaning provided in Section 2(a)(i).

          "Market Price" shall mean on any date the arithmetic average of the daily VWAPs for each of the five consecutive Trading Days ending on and including the Trading Day immediately prior to the date the Market Price is being determined (such VWAPs being appropriately and equitably adjusted for any stock splits, stock dividends, recapitalizations and the like occurring or for which the record date occurs during such period of five consecutive Trading Days or on the date the Market Price is being determined).

          "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "NASD" means the National Association of Securities Dealers, Inc.

          "Note" shall mean the Amended Note as that term is defined in the Amendment.

          "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or Additional Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "Purchase Agreement" means the Purchase Agreement, dated as of January 25, 2002, by and between the Company and Omicron, as amended by the Amendment.

          "Purchasers" means Omicron and each subsequent holder of the Note, the Warrants, Registrable Securities or Additional Registrable Securities, or any portion thereof.

          "register," "registered" and "registration" refer to a registration made by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

          "Registrable Securities" means (i) the Underlying Shares, the Warrant Shares and the shares of Common Stock or other securities issued or issuable to each Purchaser or its permitted transferee or designee (a) upon conversion of the Note and upon exercise of the Warrants, or (b) upon any distribution with respect to, any exchange for or any replacement of the Note or the Warrants, or
(c) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (ii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to such shares of Common Stock; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the securities referred to in the preceding clauses.

          "Registration Date" shall have the meaning provided in Section 2(c)
(i).

          "Registration Period" shall have the meaning provided in Section 3
(a).

          "Registration Statement" shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities or Additional Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Underlying Shares" means the shares of Common Stock issuable upon conversion of, or otherwise in respect of, the Note.

          "VWAP" shall have the meaning provided in the Note.

          "Warrants" means, collectively, the Common Stock Purchase Warrants issued by the Company pursuant to the Purchase Agreement.

          "Warrant Shares" means the shares of Common Stock issuable upon exercise of, or otherwise in respect of, the Warrants.

          (d) Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

          2.       REGISTRATION.

          (A)      REGISTRATION STATEMENTS.

          (i) Registrable Securities. Promptly following the Closing of the purchase and sale of the Note and the Warrants contemplated by the Purchase Agreement on the Closing Date (but, subject to Section 2(a)(iii), no later than thirty (30) days after the Closing Date), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Purchaser's consent), covering the resale of the Registrable Securities in an amount at least equal to the sum of (1) 125% of the number of Underlying Shares that would be issuable upon conversion of the
Note in full plus (2) 100% of the number of shares of Common Stock issuable upon exercise of the Warrants in full for cash, in each case in the preceding clauses (1) and (2), determined without regard to any restrictions on beneficial ownership contained in the Note, the Warrants or the Purchase Agreement (such sum the "Initial Registrable Securities Amount"). Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. In the Registration Statement the Purchaser shall be identified as a selling securityholder and not as an underwriter. No securities other than the Registrable Securities shall be included in the Registration Statement without the consent of the Purchaser. The Registration Statement (and each amendment or supplement thereto) shall be provided in accordance with Section 3(c) to the Purchaser and its counsel prior to its filing or other submission. If at any time the number of shares of Common Stock included in a Registration Statement required to be filed as provided in this Section 2(a) and remaining unsold thereunder shall be insufficient to cover the resale of Registrable Securities in an amount at least equal to the sum of (x) 125% of the number of Underlying Shares that would be issuable upon conversion in full of the Note, plus (y) 100% of the number of shares of Common Stock issuable upon exercise of the Warrants outstanding at such time in full for cash, in each case in the preceding clauses (x) and (y) determined without regard to any restrictions on beneficial ownership contained in the Note, the Warrants or the Purchase Agreement, then promptly, but in no event later than thirty (30) days after such insufficiency shall occur, the Company shall file with the SEC an additional Registration Statement on Form S-3 covering such number of shares of Common Stock as shall be sufficient to cover such amount. Except as set forth above, the requirements with respect to a subsequent Registration Statement shall be the same as those applicable to the initial Registration Statement.

          (ii) Additional Registrable Securities. At any time and from time to time, promptly following the written demand of the Purchaser following the issuance of any Additional Registrable Securities, and in any event within thirty (30) days following such demand, the Company shall prepare and file with the SEC either a new Registration Statement or a post-effective amendment to a previously filed Registration Statement, to the extent permitted under the 1933 Act, on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Additional Registrable Securities) covering the resale of the Additional Registrable Securities in an amount equal to the number of Additional Registrable Securities. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Registrable Securities. The Registration Statement (and each amendment or supplement thereto) shall be provided in accordance with Section 3(c) to the Purchaser and its counsel prior to its filing or other submission.

          (iii) If the Company proposes to file with the SEC a registration statement (other than on Form S-8) relating to securities other than the Registrable Securities or Additional Registrable Securities, then on or before the date the Company files such other registration statement with the SEC the Company shall file the Registration Statement required by Section 2(a)(i) with the SEC. In any such case, the Company shall not request acceleration of effectiveness of such other registration statement unless simultaneously therewith the Company request acceleration of effectiveness of the Registration Statement to the same date and time as so requested for such other registration statement.

          (b) Expenses. The Company will pay all expenses associated with each registration, including the Purchaser's reasonable expenses (including reasonable attorneys fees) in connection with the registration but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals.

          (C)      EFFECTIVENESS.

          (i) The Company shall use its best efforts to have each Registration Statement declared effective as soon as practicable after it is filed with the SEC. If (A) the Company fails to file with the SEC a Registration Statement on or before the date by which the Company is required to file the Registration Statement pursuant to Section 2(a)(i) above, (B) the Company fails to file with the SEC the Registration Statement covering Additional Registrable Securities within thirty (30) days following demand of the Purchaser relating to the Additional Registrable Securities to be covered thereby, (C) the Registration Statement covering Registrable Securities is not declared effective by the SEC within ninety (90) days following the Closing Date, or the Registration Statement covering Additional Registrable Securities is not declared effective by the SEC within ninety (90) days following demand of the Purchaser relating to the Additional Registrable Securities to be covered thereby, provided that for either of such Registration Statements which is subject to review by the SEC staff (which shall not include a review which is primarily a "plain English" review), such effective date shall be within one hundred twenty (120) days following the Closing Date (in the case of the Registration Statement required by Section 2(a)(i)) or one hundred twenty (120) days following demand (in the case of a Registration Statement required by Section 2(a)(ii)) (each, a "Registration Date"), (D) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company's failure to update the Registration Statement) but except as excused pursuant to subparagraph (ii) below, (E) the Common Stock generally or the Registrable Securities (or Additional Registrable Securities after issuance) specifically are not listed or included for quotation on the Nasdaq, the Nasdaq Small Cap, the NYSE or the AMEX (each an "Approved Market"), or trading of the Common Stock is suspended or halted on the Approved Market which at the time constitutes the principal market for the Common Stock, or (F) the Company fails, refuses or is otherwise unable timely to issue Underlying Shares upon conversion of the Note or Warrant Shares upon exercise of the Warrants in accordance with the terms of the Note and the Warrants, or certificates therefor as required under the Transaction Documents, then the Company will make payments to the Purchaser as partial liquidated damages for the minimum amount of damages to the Purchaser by reason thereof, and not as a penalty, at the rate of 2% per month of the sum of (x) the outstanding principal amount of, and accrued interest on, the Note held at such time by the Purchaser plus (y) the product of (i) the average of the daily VWAPs for all of the Trading Days during the particular portion of a Blackout Period for which such computation is being made times (ii) the number of Registrable Securities issued to and held by the Purchaser plus (z) the amount, if any, by which the product of (i) the average of the daily VWAPs for all of the Trading Days during the particular portion of the Blackout Period for which such computation is being made times (ii) the number of Warrant Shares issuable upon exercise of the unexercised portion of the Warrants held at such time by the Purchaser exceeds the aggregate Purchase Price of the number of Warrant Shares issuable upon exercise of the unexercised portion of the Warrants held at such time by the Purchaser, for the period following the Registration Date during which any of the events described in clause (A), (B), (C), (D), (E) or (F) above occurs and is continuing (the "Blackout Period"). Each such payment shall be due and payable within five (5) days after the end of each calendar month of the Blackout Period until the termination of the Blackout Period and within five
(5) days after such termination. Such payments shall be in partial compensation to the Purchaser, and shall not constitute the Purchaser's exclusive remedy for such events. The Blackout Period shall terminate upon (v) the filing of the applicable Registration Statement in the case of clauses (A) and (B) above; (w) the effectiveness of the applicable Registration Statement in the case of clauses (C) and (D) above; (x) listing or inclusion and/or trading of the Common Stock on an Approved Market, as the case may be, in the case of clause
(E) above; (y) delivery of such shares or certificates in the case of clause
(F) above; and (z) in the case of the events described in clauses (C) or (D) above, the earlier termination of the Registration Period (as defined in Section 3(a) below). The amounts payable as liquidated damages pursuant to this paragraph shall be payable, at the option of the Purchaser, in lawful money of the United States or in shares of Common Stock valued for this purpose at the lower of the Conversion Price or the Computed Market Price. Amounts payable as liquidated damages hereunder shall cease when the Purchaser no longer holds the Note, the Warrants, Registrable Securities or Additional Registrable Securities.

          (ii) For not more than five (5) consecutive Trading Days or for a total of not more than twenty (20) Trading Days in any consecutive twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by terminating or suspending effectiveness of any registration contemplated by this Section, the disclosure of which information at the time is not, in the good faith opinion of the Company, in the best interests of the Company or would be unduly detrimental to the Company's affairs (an "Allowed Delay"); provided, that the Company shall promptly (a) notify the Purchaser in writing of the existence of (but in no event, without the prior written consent of the Purchaser, shall the Company disclose to the Purchaser any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, and (b) advise the Purchaser in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

          (d) Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Purchaser shall have the right to select an investment banker and manager to administer the offering, which investment banker or manager shall be reasonably satisfactory to the Company.

          3. Company Obligations. The Company will use its best efforts to effect the registration of the Registrable Securities and Additional Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

          (a) use its best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period (the "Registration Period") that will terminate upon the earlier of (i) the date on which all Registrable Securities or Additional Registrable Securities have been sold (and the Note and the Warrants no longer remain outstanding), (ii) the date on which all Registrable Securities or Additional Registrable Securities, as the case may be, may be sold pursuant to Rule 144(k) (and the Note and Warrants no longer remain outstanding), and (iii) the fifth anniversary of the Closing Date;

          (b) prepare and file with the SEC such amendments, post-effective amendments and prospectus supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities and Additional Registrable Securities; provided that, at a time reasonably prior to the filing of a Registration Statement or Prospectus, or any amendments or supplements thereto, the Company will furnish to the Purchaser copies of all documents proposed to be filed, which documents will be subject to the comments of the Purchaser provided reasonably promptly after receipt of such documents;

          (c) permit counsel designated by the Purchaser to review each Registration Statement and Prospectus and all amendments and supplements thereto no fewer than seven (7) Business Days (or as many Business Days as possible if SEC rules do not allow such time for such review) prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

          (d) furnish to the Purchaser and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities and Additional Registrable Securities owned by the Purchaser;

          (e) in the event the Purchaser selects an underwriter for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

          (f) if required by the underwriter, or if the Purchaser is described in the Registration Statement as an underwriter, the Company shall furnish, on the effective date of the Registration Statement, on the date that Registrable Securities or Additional Registrable Securities, as applicable, are delivered to an underwriter, if any, for sale in connection with the Registration Statement and at periodic intervals thereafter from time to time on request, (i) an opinion, dated as of such date, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriter and the Purchaser and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriter and the Purchaser;

          (g) to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

          (h) furnish to the Purchaser at least five copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules by air mail or reputable courier within three (3) Business Days after the effective date thereof;

          (i) prior to any public offering of Registrable Securities or Additional Registrable Securities, use its best efforts to register or qualify or cooperate with the Purchaser and its counsel in connection with the registration or qualification of the Registrable Securities or Additional Registrable Securities, as applicable, for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Purchaser and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities or Additional Registrable Securities covered by the Registration Statement;

          (j) cause all Registrable Securities or Additional Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

          (k) immediately notify the Purchaser at any time when a Prospectus relating to the Registrable Securities or Additional Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which made, not misleading, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or Additional Registrable Securities, as applicable, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (l) otherwise to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities and Additional Registrable Securities, if applicable, hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date, an earnings statement covering a period of at least twelve months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act (for the purpose of this subsection 3(l), "Availability Date" means the 45th day following the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter).

          4. Due Diligence Review; Information. The Company shall make available, during normal business hours, for inspection and review by the Purchaser, advisors to and representatives of the Purchaser (who may or may not be affiliated with the Purchaser and who are reasonably acceptable to the Company), and any underwriter participating in any disposition of Common Stock on behalf of the Purchaser pursuant to the Registration Statement or amendments or supplements thereto or any blue sky, NASD, or other filing, all financial and other records, all SEC Filings and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of establishing a due diligence defense under applicable securities laws and such other reasonable purposes, and cause the Company's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Purchaser or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Purchaser and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

          The above to the contrary notwithstanding, the Company shall not disclose material nonpublic information to the Purchaser, or to advisors to or representatives of the Purchaser, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Purchaser, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review. The Company may, as a condition to disclosing any material nonpublic information hereunder, require the Purchaser's advisors and representatives to enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of material nonpublic information) in form reasonably satisfactory to the Company and the Purchaser. Nothing herein shall require the Company to disclose material nonpublic information to the Purchaser or its advisors or representatives.

          5.       OBLIGATIONS OF THE PURCHASER.

          (a) The Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities or Additional Registrable Securities, as applicable, held by it and the intended method of disposition of the Registrable Securities or Additional Registrable Securities, as applicable, held by it, as shall be required by the 1933 Act to effect the registration of such Registrable Securities or Additional Registrable Securities, as applicable, and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) Business Days prior to the first anticipated filing date of any Registration Statement (or such shorter period as may be agreed to by the Purchaser), the Company shall notify the Purchaser of the information the

Company requires from the Purchaser if the Purchaser's Registrable Securities or Additional Registrable Securities are to be included in the Registration Statement.

          (b) The Purchaser, by its acceptance of the Registrable Securities and Additional Registrable Securities, if any, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless the Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities or Additional Registrable Securities, as applicable, from the Registration Statement.

          (c) If the Purchaser determines to engage the services of an underwriter, which underwriter is reasonably acceptable to the Company, the Purchaser agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the dispositions of the Registrable Securities or Additional Registrable Securities, as applicable.

          (d) The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event rendering a Registration Statement no longer effective or available for use by the Purchaser, the Purchaser will immediately discontinue disposition of Registrable Securities or Additional Registrable Securities pursuant to the Registration Statement covering such Registrable Securities or Additional Registrable Securities, until the Purchaser's receipt of the copies of the supplemented or amended Prospectus filed with the SEC and declared effective and, if so directed by the Company, the Purchaser shall deliver to the Company (at the expense of the Company) or destroy all copies in the Purchaser's possession of the Prospectus covering the Registrable Securities or Additional Registrable Securities, as applicable, current at the time of receipt of such notice.

          (e) The Purchaser may participate in any third party underwritten registration hereunder unless it (i) agrees to sell the Registrable Securities or Additional Registrable Securities, as applicable, on the basis provided in any underwriting arrangements in usual and customary form entered into by the Purchaser, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to the terms of this Agreement.

          6.       INDEMNIFICATION.

          (a) Indemnification by Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Purchaser, each investment advisor and investment sub-advisor of the Purchaser and each of their respective officers, directors, partners, members and employees and each person who controls the Purchaser (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney's fees) and expenses imposed on such person caused by (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon any information furnished in writing to the Company by the Purchaser, expressly for use therein, or (ii) any violation by the Company of any federal, state or common law, rule or regulation applicable to the Company in connection with any Registration Statement, Prospectus or any preliminary prospectus, or any amendment or supplement thereto, and shall reimburse in accordance with subparagraph (c) below, each of the foregoing persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims. The foregoing is subject to the condition that, insofar as the foregoing indemnities relate to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus or Prospectus that is eliminated or remedied in any Prospectus or amendment or supplement thereto, the above indemnity obligations of the Company shall not inure to the benefit of any indemnified party if a copy of such corrected Prospectus or amendment or supplement thereto had been provided to such indemnified party and was not sent or given by such indemnified party at or prior to the time such action was required of such indemnified party by the 1933 Act and if delivery of such Prospectus or amendment or supplement thereto would have eliminated (or been a sufficient defense to) any liability of such indemnified party with respect to such statement or omission. Indemnity under this Section 5(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities and Additional Registrable Securities.

          (b) Indemnification by Purchaser. In connection with any registration pursuant to the terms of this Agreement, the Purchaser will furnish to the Company in writing such information as required by the 1933 Act concerning the Purchaser or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney's fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto and that such information was substantially relied upon by the Company in preparation of the Registration Statement or Prospectus or any amendment or supplement thereto. In no event shall the liability of the Purchaser be greater in amount than the dollar amount of the proceeds (net of the cost of the Registrable Securities and Additional Registrable Securities sold and all expenses paid by the Purchaser and not reimbursed by the Company and the amount of any damages the Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by the Purchaser upon the sale of the Registrable Securities or Additional Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party and (iii) by notice to the indemnifying party, require the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, however, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities or Additional Registrable Securities be greater in amount than the dollar amount of the proceeds (net of the cost of the Registrable Securities or Additional Registrable Securities sold and all expenses paid by such holder and not reimbursed by the Company and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities or Additional Registrable Securities giving rise to such contribution obligation.

          7.       MISCELLANEOUS.

          (a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Purchaser. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Purchaser affected by such amendment, action or omission to act who hold, directly or indirectly, at least 80% of the Registrable Securities and Additional Registrable Securities held by all Purchaser.

          (b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

          (c) Assignments and Transfers by Purchaser. This Agreement and the rights and obligations of the Purchaser hereunder may be assigned or transferred in whole to any transferee or assignee of the Note, the Warrants, the Registrable Securities or the Additional Registrable Securities or in part to any transferee or assignee of any portion thereof, except as otherwise set forth herein. The Purchaser may make such assignment or transfer to any transferee or assignee of the Note, the Warrants, the Registrable Securities or the Additional Registrable Securities; provided, that (i) such transfer is made expressly subject to this Agreement and the transferee agrees in writing to be bound by the terms and conditions hereof, and (ii) the Company is provided with written notice of such assignment.

          (d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company without the prior written consent of the Purchaser but, in any case of any successor-in-interest to the Company or any Person other than the Company who is an issuer of Registrable Securities or Additional Registrable Securities, such successor-in-interest or other issuer, shall assume, jointly and severally with the Company, the rights and duties of the Company hereunder, in the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets (and it shall be a condition to any such merger, consolidation or sale that such successor-in-interest or other issuer assume in writing all obligations hereunder jointly and severally with the Company).

          (e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

          (i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

          (j) Entire Agreement. This Agreement, together with the Purchase Agreement, the Note and the Warrants and documents contemplated thereby, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, together with the Purchase Agreement, the Note and the

Warrants and documents contemplated thereby, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (k) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                            THE COMPANY:

                                            SONIC FOUNDRY, INC.

                                            By: _______________________________
                                                Name:
                                                Title:

                                            THE PURCHASER:

                                            OMICRON PARTNERS, L.P.

                                               By: OMICRON CAPITAL, L.P.,
                                                   as Sub-Advisor

                                               By: OMICRON CAPITAL, INC.,
                                                   its General Partner

                                                    By: _______________________
                                                            Olivier Morali
                                                               President